Green Dot Reports Third Quarter 2013 Non-GAAP Revenue Growth of 4% and Non-GAAP diluted EPS of $0.24 on Better Usage and More Customers Receiving Recurring Direct Deposit

•	Announces new prepaid card distribution expansion into more than 7,800 Family Dollar locations

•	Provides more details around expanded suite of GPR prepaid products sold nationwide at Walmart

•	Raises outlook for 2013
Pasadena, CA - October 31, 2013 - Green Dot Corporation (NYSE: GDOT), today reported financial results for the third quarter ended September 30, 2013.
For the third quarter of 2013, Green Dot reported a 4% year-over-year increase in non-GAAP total operating revenues1 to $139.1 million and non-GAAP diluted earnings per share1 of $0.24. GAAP results for the third quarter were $136.5 million in total operating revenues and $0.13 in diluted earnings per share.
Net cash provided by operating activities for the year-to-date period was $93.0 million, a 12% increase versus the comparable period last year.
“Our financial results continued to fare better than our internal forecast during the third quarter. Stronger customer usage metrics across the board, including continued year-over-year growth in accounts receiving recurring direct deposit, provided strong tailwinds for our business model. As previously indicated, our profitability for the quarter reflects significant investments made into various growth initiatives, including a large scale product expansion at Walmart stores, the addition of what is now more than 27,000 new Green Dot brand retail distribution locations and our entry into the check cashing store distribution channel. With more than 4 million active accounts and approximately 3 million reloading cardholders, Green Dot continues to be both the largest company in the prepaid industry, and the hands-down leader in attracting, sticky, reloading customers. We feel very good about the future prospects for our company and believe we are well-positioned to return to double digit revenue growth as we look towards 2014," said Steve Streit, Green Dot's Chairman and Chief Executive Officer.
GAAP financial results for the third quarter of 2013 compared to the third quarter of 2012:

•	Total operating revenues on a generally accepted accounting principles (GAAP) basis increased 3% to $136.5 million for the third quarter of 2013 from $132.8 million for the third quarter of 2012

•	GAAP net income was $6.1 million for the third quarter of 2013 versus $9.6 million for the third quarter of 2012

•	GAAP basic and diluted earnings per common share were $0.14 and $0.13, respectively, for the third quarter of 2013 versus $0.23 and $0.22, respectively, for the third quarter of 2012
Non-GAAP financial results for the third quarter of 2013 compared to the third quarter of 2012:1

•	Non-GAAP total operating revenues[1] increased 4% to $139.1 million for the third quarter of 2013 from $134.0 million for the third quarter of 2012

•	Non-GAAP net income[1] was $10.8 million for the third quarter of 2013 versus $11.8 million for the third quarter of 2012

•	Non-GAAP diluted earnings per share[1] was $0.24 for the third quarter of 2013 versus $0.27 for the third quarter of 2012

•
EBITDA plus employee stock-based compensation expense and stock-based retailer incentive compensation expense (adjusted EBITDA1) was $21.6 million for the third quarter of 2013 versus $23.3 million for the third quarter of 2012

1
Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements of cash flows. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Key business metrics for the quarter ended September 30, 2013:

•	Number of cash transfers was 11.43 million for the third quarter of 2013, an increase of 0.91 million, or 9%, versus the third quarter of 2012

•	Number of active cards at quarter end was 4.41 million, which was flat versus the third quarter of 2012

•	Gross dollar volume (GDV) was $4.4 billion for the third quarter of 2013, an increase of $326 million, or 8%, versus the third quarter of 2012

•	Purchase volume was $3.3 billion for the third quarter of 2013, an increase of $293 million, or 10%, versus the third quarter of 2012
Please refer to the Company's latest Quarterly Report on Form 10-Q for a description of the key business metrics described above. The following table shows the Company's quarterly key business metrics for each of the last seven calendar quarters:

	2013			2012
	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	(In millions)
Number of cash transfers	11.43	11.32	11.25	11.04	10.52	10.14	10.09
Number of active cards at quarter end	4.41	4.39	4.49	4.37	4.42	4.44	4.69
Gross dollar volume	$4,396	$4,425	$5,072	$4,279	$4,070	$3,980	$4,823
Purchase volume	$3,259	$3,248	$3,582	$3,233	$2,966	$2,943	$3,487
Select Business Updates

•
In September, the Green Dot category of GPR prepaid products and reload services began rolling out at more than 7,800 Family Dollar locations nationwide. Family Dollar provides incremental distribution in and around the neighborhoods where many potential Green Dot customers live and work. The addition of Family Dollar, combined with the announcements last quarter of new distribution in Dollar General, Dollar Tree, The Home Depot and other retail locations, comprises more than 27,000 new incremental distribution locations for Green Dot products and reloading services in 2013. This represents the largest annual distribution footprint expansion in the Company’s history.

•
Green Dot and Walmart Stores, Inc. recently announced a significant expansion of the industry leading Walmart MoneyCard® GPR debit card program. Now on sale at all 4,100 U.S. Walmart locations, this expanded category includes nine GPR prepaid cards, each designed to appeal to a specific segment of potential customers. All nine cards are issued by Green Dot Bank, Member FDIC and are reloadable at Walmart and more than 80,000 major retailers nationwide exclusively on the Green Dot Reload Network. Each product has its own unique branding, its own set of special features and its own differentiated pricing plan ranging from $3 to $6 for the purchase price, $3 to $5.95 for the monthly maintenance fee and $3 for the reload fee on all products, except for the “Preferred MoneyCard” product which has a $6 purchase price, a $3 monthly fee and no reload fee inside Walmart. This new category of products is designed to provide a higher value and more tailored customer experience with the goal of increasing usage and retention and, thus, increased lifetime revenue per card. We believe that the breadth of these new offerings, together with the wider variety of value based pricing plans and the more substantial in-store placement designed to showcase these new products, presents the opportunity for increased revenue and expanded margins going forward on the overall Walmart portfolio mix.

•
Green Dot was a featured presenter at the annual FISCA conference in Florida in early October. FISCA is the trade group for the Financial Service Center (FSC) industry, and the response from FSC owners and operators interested in selling Green Dot products was robust. Customer adoption in the first 45 days post launch at the company’s first FSC distribution partners in the greater New York area have exceeded our internal plan with daily card activation rates equal to or better than Green Dot’s historically best-selling retail locations.

•
GoBank has made good progress since its public launch in July. As evidence of its early momentum, GoBank was mentioned in an article by Consumer Reports Magazine (http://www.consumerreports.org/cro/magazine/2013/11/bank-transfer-day-credit-union-regional-banks-virtual-banks-consumer-reports/index.htm). Additionally, Apple featured GoBank on the front page of the App store under “Best new apps.” Apple also highlighted GoBank in a special section of Apps Designed for iOS7. All of this activity plus ongoing marketing efforts has led to a dramatic increase in the number of downloads and enrollments for GoBank, with positive trends in direct deposit enrollment, ongoing deposit rates and debit card spend. Many customers are opting to pay a voluntary monthly fee, and many are ordering a custom Visa debit personal photo card for $9. Although GoBank is for now a very small revenue contributor relative to all of Green Dot, it has the potential to become a meaningful contributor to results over time.

Updated Outlook for 2013
Again this quarter, Green Dot has raised its outlook for 2013. Green Dot’s updated outlook is based on a number of assumptions that Green Dot believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.
For 2013, Green Dot now expects full year non-GAAP total operating revenues2 to be in the range of $575 million to $580 million, adjusted EBITDA2 to be between $100 million and $105 million for the full year, and full-year non-GAAP diluted EPS2 to be between $1.10 and $1.20.
Green Dot’s previous guidance called for full year non-GAAP total operating revenues2 to be in the range of $565 million to $575 million, adjusted EBITDA2 to be between $95 million and $105 million, and full-year non-GAAP diluted EPS2 to be between $1.05 and $1.20.
Conference Call
The Company will host a conference call to discuss third quarter 2013 financial results today at 4:30 p.m. ET. In addition to the conference call, there will be a webcast presentation of accompanying slides accessible on the Company's investor relations website. Hosting the call will be Steve Streit, Chairman and Chief Executive Officer. The conference call can be accessed live over the phone by dialing (877) 300-8521, or (412) 317-6026 for international callers. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 10034624. The replay of the webcast will be available until Thursday, November 7, 2013. The live call and the replay, along with supporting materials, can also be accessed through the Company's investor relations website at http://ir.greendot.com/.

2
Reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures are provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding the Company's full-year 2013 guidance, including all the statements under "Updated Outlook for 2013," and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the Company's dependence on revenues derived from Walmart and three other retail distributors, impact of competition, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's new and existing products and services, continued and improving returns from the Company's investments in new growth initiatives, the possibility that the migration of accounts from GE Consumer Retail Bank to Green Dot Bank does not achieve regulatory approval, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors and card issuing banks, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and the Company's involvement litigation or investigations. These and other risks are discussed in greater detail in the Company's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on the Company's investor relations website at http://ir.greendot.com/ and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of October 31, 2013, and the Company assumes no obligation to update this information as a result of future events or developments.
About Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the Company uses measures of operating results that are adjusted to exclude net interest income; income tax expense; depreciation and amortization; employee stock-based compensation expense; and stock-based retailer incentive compensation expense. This earnings release includes non-GAAP total operating revenues, non-GAAP net income, non-GAAP earnings per share, non-GAAP weighted-average shares issued and outstanding and adjusted EBITDA. It also includes full-year 2013 guidance for non-GAAP total operating revenues, adjusted EBITDA and Non-GAAP diluted earnings per share. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared in accordance with GAAP. The Company's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company's business and make operating decisions. For additional information regarding the Company's use of non-GAAP financial measures and the items excluded by the Company from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of the Company's website at http://ir.greendot.com/.

About Green Dot
Green Dot Corporation is a technology-centric, pro-consumer Bank Holding Company with a mission to reinvent personal banking for the masses. The company is the largest provider of prepaid debit card products and prepaid card reloading services in the United States, as well as a leader in mobile banking with its GoBank mobile bank account offering. Green Dot Corporation products are available to consumers at more than 80,000 retailers nationwide, online and via the leading app stores. The company is headquartered in Pasadena, California with its bank subsidiary, Green Dot Bank, located in Provo, Utah.

Contacts
Investor Relations
Christopher Mammone, 626-765-2427
IR@greendot.com

Media Relations
Brian Ruby, 203-682-8286
Brian.Ruby@icrinc.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30, 2013	December 31, 2012
	(Unaudited)
	(In thousands, except par value)
Assets
Current assets:
Unrestricted cash and cash equivalents	$328,879	$293,590
Federal funds sold	922	3,001
Investment securities available-for-sale, at fair value	138,407	115,244
Settlement assets	38,400	36,127
Accounts receivable, net	48,208	40,441
Prepaid expenses and other assets	26,310	31,952
Income tax receivable	3,590	7,386
Net deferred tax assets	2,338	2,478
Total current assets	587,054	530,219
Restricted cash	667	634
Investment securities, available-for-sale, at fair value	97,779	68,543
Accounts receivable, net	4,844	10,931
Loans to bank customers, net of allowance for loan losses of $464 and $475 as of September 30, 2013 and December 31, 2012, respectively	6,522	7,552
Prepaid expenses and other assets	1,496	1,530
Property and equipment, net	62,599	58,376
Deferred expenses	6,946	12,510
Net deferred tax assets	4,558	4,629
Goodwill and intangible assets	30,708	30,804
Total assets	$803,173	$725,728
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$21,047	$31,411
Deposits	189,261	198,451
Obligations to customers	56,871	46,156
Settlement obligations	10,206	3,639
Amounts due to card issuing banks for overdrawn accounts	52,260	50,724
Other accrued liabilities	27,172	29,469
Deferred revenue	13,663	19,557
Total current liabilities	370,480	379,407
Other accrued liabilities	41,545	18,557
Deferred revenue	325	—
Total liabilities	412,350	397,964

Stockholders’ equity:
Convertible Series A preferred stock, $0.001 par value: 10 shares authorized and 7 shares issued and outstanding as of September 30, 2013 and December 31, 2012	7	7
Class A common stock, $0.001 par value; 100,000 shares authorized as of September 30, 2013 and December 31, 2012; 37,340 and 31,798 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	37	31
Class B convertible common stock, $0.001 par value, 0 and 100,000 shares authorized as of September 30, 2013 and December 31, 2012, respectively; 0 and 4,197 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	—	4
Additional paid-in capital	188,804	158,656
Retained earnings	201,964	168,960
Accumulated other comprehensive income	11	106
Total stockholders’ equity	390,823	327,764
Total liabilities and stockholders’ equity	$803,173	$725,728

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$51,066	$52,548	$170,762	$171,632
Cash transfer revenues	47,193	41,832	137,161	121,721
Interchange revenues	40,872	39,581	129,541	122,615
Stock-based retailer incentive compensation	(2,587)	(1,202)	(6,163)	(6,985)
Total operating revenues	136,544	132,759	431,301	408,983
Operating expenses:
Sales and marketing expenses	52,042	51,930	159,899	157,516
Compensation and benefits expenses	32,343	29,041	95,297	83,074
Processing expenses	22,231	18,802	64,178	58,668
Other general and administrative expenses	21,954	18,109	63,259	52,075
Total operating expenses	128,570	117,882	382,633	351,333
Operating income	7,974	14,877	48,668	57,650
Interest income	800	983	2,474	3,127
Interest expense	(22)	(21)	(55)	(62)
Income before income taxes	8,752	15,839	51,087	60,715
Income tax expense	2,638	6,227	18,083	23,866
Net income	6,114	9,612	33,004	36,849
Income attributable to preferred stock	(958)	(1,543)	(5,232)	(5,938)
Net income allocated to common stockholders	$5,156	$8,069	$27,772	$30,911
Basic earnings per common share:
Class A common stock	$0.14	$0.23	$0.76	$0.87
Class B common stock	$0.14	$0.23	$0.76	$0.87
Basic weighted-average common shares issued and outstanding:
Class A common stock	33,716	30,067	32,054	29,502
Class B common stock	2,447	4,585	3,481	4,884
Diluted earnings per common share:
Class A common stock	$0.13	$0.22	$0.74	$0.84
Class B common stock	$0.13	$0.22	$0.74	$0.84
Diluted weighted-average common shares issued and outstanding:
Class A common stock	37,771	35,826	36,844	35,901
Class B common stock	2,447	5,732	3,481	6,346

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
	2013	2012
	(In thousands)
Operating activities
Net income	$33,004	$36,849
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,906	12,564
Provision for uncollectible overdrawn accounts	38,164	46,683
Employee stock-based compensation	10,674	9,041
Stock-based retailer incentive compensation	6,163	6,985
Amortization of premium on available-for-sale investment securities	456	954
Realized gains on investment securities	(8)	(8)
Recovery for uncollectible trade receivables	(12)	(420)
Impairment of capitalized software	1,856	912
Deferred income tax expense	271	(32)
Excess tax benefits from exercise of options	(3,749)	(2,665)
Changes in operating assets and liabilities:
Accounts receivable, net	(39,832)	(51,405)
Prepaid expenses and other assets	5,676	(11,022)
Deferred expenses	5,564	5,681
Accounts payable and other accrued liabilities	11,350	21,809
Amounts due issuing bank for overdrawn accounts	1,536	12,984
Deferred revenue	(5,569)	(10,523)
Income tax receivable	7,543	4,929
Net cash provided by operating activities	92,993	83,316

Investing activities
Purchases of available-for-sale investment securities	(214,638)	(200,755)
Proceeds from maturities of available-for-sale securities	114,975	29,708
Proceeds from sales of available-for-sale securities	46,663	55,855
(Increase) decrease in restricted cash	(33)	142
Payments for acquisition of property and equipment	(26,912)	(23,312)
Net principal collections on loans	1,030	2,348
Acquisitions, net of cash acquired	—	(33,401)
Net cash used in investing activities	(78,915)	(169,415)

Financing activities
Proceeds from exercise of options	9,564	2,710
Excess tax benefits from exercise of options	3,749	2,665
Net decrease in deposits	(9,190)	(428)
Net increase in obligations to customers	15,009	23,137
Net cash provided by financing activities	19,132	28,084

Net increase (decrease) in unrestricted cash, cash equivalents, and federal funds sold	33,210	(58,015)
Unrestricted cash, cash equivalents, and federal funds sold, beginning of year	296,591	225,433
Unrestricted cash, cash equivalents, and federal funds sold, end of period	$329,801	$167,418

Cash paid for interest	$7	$72
Cash paid for income taxes	$10,266	$23,012

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(In thousands)
Total operating revenues	$136,544	$132,759	$431,301	$408,983
Stock-based retailer incentive compensation (2)(3)	2,587	1,202	6,163	6,985
Non-GAAP total operating revenues	$139,131	$133,961	$437,464	$415,968
Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(In thousands, except per share data)
Net income	$6,114	$9,612	$33,004	$36,849
Employee stock-based compensation expense, net of tax (4)	2,910	1,469	6,896	5,487
Stock-based retailer incentive compensation, net of tax (2)	1,807	729	3,982	4,239
Non-GAAP net income	$10,831	$11,810	$43,882	$46,575
Diluted earnings per share*
GAAP	$0.13	$0.22	$0.74	$0.84
Non-GAAP	$0.24	$0.27	$0.98	$1.06
Diluted weighted-average shares issued and outstanding**
GAAP	37,771	35,826	36,844	35,901
Non-GAAP	45,398	43,894	44,580	44,079

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
**	Diluted weighted-average Class A shares issued and outstanding is the most directly comparable GAAP measure for the periods indicated.
Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(In thousands)
Diluted weighted-average shares issued and outstanding*	37,771	35,826	36,844	35,901
Assumed conversion of weighted-average shares of preferred stock	6,859	6,859	6,859	6,859
Weighted-average shares subject to repurchase	768	1,209	877	1,319
Non-GAAP diluted weighted-average shares issued and outstanding	45,398	43,894	44,580	44,079

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.

GREEN DOT CORPORATION
Supplemental Detail on Non-GAAP Diluted Weighted-Average Shares Issued and Outstanding
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(In thousands)
Stock outstanding as of June 30:
Class A common stock	37,340	31,314	37,340	31,314
Class B common stock	—	4,560	—	4,560
Preferred stock (on an as-converted basis)	6,859	6,859	6,859	6,859
Total stock outstanding as of June 30:	44,199	42,733	44,199	42,733
Weighting adjustment	(409)	(13)	(928)	(169)
Dilutive potential shares:
Stock options	1,333	1,147	1,104	1,462
Restricted stock units	254	—	195	4
Employee stock purchase plan	21	27	10	49
Non-GAAP diluted weighted-average shares issued and outstanding	45,398	43,894	44,580	44,079
Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(In thousands)
Net income	$6,114	$9,612	$33,004	$36,849
Net interest income	(778)	(962)	(2,419)	(3,065)
Income tax expense	2,638	6,227	18,083	23,866
Depreciation and amortization	6,903	4,824	19,906	12,565
Employee stock-based compensation expense (3)(4)	4,165	2,420	10,674	9,041
Stock-based retailer incentive compensation (2)(3)	2,587	1,202	6,163	6,985
Adjusted EBITDA	$21,629	$23,323	$85,411	$86,241
Non-GAAP total operating revenues	$139,131	$133,961	$437,464	$415,968
Adjusted EBITDA/non-GAAP total operating revenues (adjusted EBITDA margin)	15.5%	17.4%	19.5%	20.7%
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Total Operating Revenue (1)
(Unaudited)

	Range
	Low	High
	(In millions)
Total operating revenues	$566	$571
Stock-based retailer incentive compensation (2)*	9	9
Non-GAAP total operating revenues	$575	$580

*
Assumes the Company's right to repurchase lapses on 36,810 shares per month during 2013 of the Company's Class A common stock at $26.29 per share, our market price on the last trading day of the third quarter 2013. A $1.00 change in the Company's Class A common stock price represents an annual change of $441,720 in stock-based retailer incentive compensation.

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

	Range
	Low	High
	(In millions)
Net income	$34	$39
Adjustments (5)	66	66
Adjusted EBITDA	$100	$105

Non-GAAP total operating revenues	$580	$575
Adjusted EBITDA / Non-GAAP total operating revenues (Adjusted EBITDA margin)	17%	18%
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

	Range
	Low	High
	(In millions, except per share data)
Net income	$34	$39
Adjustments (5)	15	15
Non-GAAP net income	$49	$54
Diluted earnings per share*
GAAP	$0.77	$0.87
Non-GAAP	$1.10	$1.20
Diluted weighted-average shares issued and outstanding**
GAAP	37	37
Non-GAAP	45	45

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
**	Diluted weighted-average Class A shares issued and outstanding is the most directly comparable GAAP measure for the periods indicated.
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Diluted Weighted-Average Shares Issued and Outstanding (1)
(Unaudited)

	Range
	Low	High
	(In millions)
Diluted weighted-average shares issued and outstanding*	37	37
Assumed conversion of weighted-average shares of preferred stock	7	7
Weighted-average shares subject to repurchase	1	1
Non-GAAP diluted weighted-average shares issued and outstanding	45	45

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.

(1)
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as we do. These financial measures are adjusted to eliminate the impact of items that the Company does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate.

The Company believes that the non-GAAP financial measures it presents are useful to investors in evaluating the Company’s operating performance for the following reasons:

▪
stock-based retailer incentive compensation is a non-cash GAAP accounting charge that is an offset to the Company’s actual revenues from operations as the Company has historically calculated them. This charge results from the monthly lapsing of the Company’s right to repurchase a portion of the 2,208,552 shares it issued to its largest distributor, Walmart, in May 2010. By adding back this charge to the Company’s GAAP 2010 and future total operating revenues, investors can make direct comparisons of the Company’s revenues from operations prior to and after May 2010 and thus more easily perceive trends in the Company’s core operations. Further, because the monthly charge is based on the then-current fair market value of the shares as to which the Company’s repurchase right lapses, adding back this charge eliminates fluctuations in the Company’s operating revenues caused by variations in its stock price and thus provides insight on the operating revenues directly associated with those core operations;

▪
the Company records employee stock-based compensation from period to period, and recorded employee stock-based compensation expenses of approximately $4.17 million and $2.42 million for the three months ended September 30, 2013 and 2012, respectively. By comparing the Company’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate the Company’s operating results without the additional variations caused by employee stock-based compensation expense, which may not be comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations;

▪
adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as interest expense, income tax expense, depreciation and amortization, employee stock-based compensation expense, and stock-based retailer incentive compensation expense, that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and

▪	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
The Company’s management uses the non-GAAP financial measures:

▪	as measures of operating performance, because they exclude the impact of items not directly resulting from the Company’s core operations;

▪	for planning purposes, including the preparation of the Company’s annual operating budget;

▪	to allocate resources to enhance the financial performance of the Company’s business;

▪	to evaluate the effectiveness of the Company’s business strategies; and

▪	in communications with the Company’s board of directors concerning the Company’s financial performance.
The Company understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Some of these limitations are:

▪	that these measures do not reflect the Company’s capital expenditures or future requirements for capital expenditures or other contractual commitments;

▪	that these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

▪	that these measures do not reflect interest expense or interest income;

▪	that these measures do not reflect cash requirements for income taxes;

▪
that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and

▪	that other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

(2)
This expense consists of the recorded fair value of the shares of Class A common stock for which the Company’s right to repurchase has lapsed pursuant to the terms of the May 2010 agreement under which they were issued to Wal-Mart Stores, Inc., a contra-revenue component of the Company’s total operating revenues. Prior to the three months ended June 30, 2010, the Company did not record stock-based retailer incentive compensation expense. The Company will, however, continue to incur this expense through May 2015. In future periods, the Company does not expect this expense will be comparable from period to period due to changes in the fair value of its Class A common stock. The Company will also have to record additional stock-based retailer incentive compensation expense to the extent that a warrant to purchase its Class B common stock vests and becomes exercisable upon the achievement of certain performance goals by PayPal. The Company does not believe these non-cash expenses are reflective of ongoing operating results.

(3)
The Company does not include any income tax impact of the associated non-GAAP adjustment to non-GAAP total operating revenues or adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(4)
This expense consists primarily of expenses for employee stock options. Employee stock-based compensation expense is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations. The Company excludes employee stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results. Further, the Company believes that it is useful to investors to understand the impact of employee stock-based compensation to its results of operations.

(5)
These amounts represent estimated adjustments for net interest income, income taxes, depreciation and amortization, employee stock-based compensation expense, and stock-based retailer incentive compensation expense. Employee stock-based compensation expense and stock-based retailer incentive compensation expense include assumptions about the future fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).